File No. 70-8779


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                _________________________________

                 POST-EFFECTIVE AMENDMENT NO. 7
                               TO
                            FORM U-1
               __________________________________

                   APPLICATION OR DECLARATION

                            under the

           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
             1 Riverside Plaza, Columbus, Ohio 43215

           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215

                    APPALACHIAN POWER COMPANY
            40 Franklin Road, Roanoke, Virginia 24022

                 COLUMBUS SOUTHERN POWER COMPANY
          215 North Front Street, Columbus, Ohio  43215

                 INDIANA MICHIGAN POWER COMPANY
          One Summit Square, Fort Wayne, Indiana  46801

                     KENTUCKY POWER COMPANY
          1701 Central Avenue, Ashland, Kentucky  41101

                     KINGSPORT POWER COMPANY
          422 Broad Street, Kingsport, Tennessee  37660

                       OHIO POWER COMPANY
         339 Cleveland Avenue, S.W., Canton, Ohio  44702

                     WHEELING POWER COMPANY
        51 - 16th Street, Wheeling, West Virginia  26003
       (Name of company or companies filing this statement
          and addresses of principal executive offices)

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
             (Name of top registered holding company
             parent of each applicant or declarant)

                              * * *

             G. P. Maloney, Executive Vice President
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215

       John F. Di Lorenzo, Jr., Associate General Counsel
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215
           (Names and addresses of agents for service)



     American Electric Power Company, Inc. ("American"), a holding company registered under the Public Utility Holding Company Act of 1935 ("1935 Act"), and American Electric Power Service Corporation, Appalachian Power Company, Columbus Southern Power Company, Kentucky Power Company, Kingsport Power Company, Indiana Michigan Power Company, Ohio Power Company and Wheeling Power Company (sometimes collectively referred to herein as "Applicants") hereby amend their Application or Declaration on Form U-1 in File No. 70-8779 by amending and restating the last paragraph of ITEM 1C as follows:
          "Any of the New Subsidiaries may convert to an Energy-Related Company so that such New Subsidiary could not only broker and market Energy Commodities, but also could offer all the other energy-related services permitted by Rule 58. However, the Guarantee Authority granted by the above-referenced order is limited to the guarantee of debt and other obligations related to the marketing and brokering of Energy Commodities. American is not requesting an increase in the amount or an extension of the time in which it could guarantee the debt or other obligations of the New Subsidiaries, but is requesting that the Guarantee Authority be expanded so that American could guarantee the debt and other obligations of the New Subsidiaries for all Energy-
     Related Company activities. In addition, American requests that the Guarantee Authority be expanded so that American can guarantee the debt and other obligations of any subsidiary acquired or established under Rule 58.
     Any guarantee issued by American on behalf of the New Subsidiaries will count towards the 'aggregate investment' permitted by Rule 58."


                            SIGNATURE

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.
               AMERICAN ELECTRIC POWER SERVICE CORPORATION


               By /s/ G. P. Maloney
                      Executive Vice President


               AMERICAN ELECTRIC POWER COMPANY, INC.
               APPALACHIAN POWER COMPANY
               COLUMBUS SOUTHERN POWER COMPANY
               KENTUCKY POWER COMPANY
               KINGSPORT POWER COMPANY
               INDIANA MICHIGAN POWER COMPANY
               OHIO POWER COMPANY
               WHEELING POWER COMPANY


               By /s/ G. P. Maloney
                         Vice President


Dated:  May 1, 1997